Exhibit 15

Letter Re: Unaudited Interim Financial Information

Sprint Nextel Corporation

Reston, Virginia

Re:

Registration Statement Nos. 333-127497, 333-127426, 333-124189, 333-75664, 33-58488, 333-111956,

333-115609, 333-115621, 333-115607, 333-105244, 333-103691, 333-103689, 333-59124, 333-56938, 333-54108, 333-92809, 333-76783, 333-68737, 333-42077, 33-31802, 333-46491, 333-25449, 333-131301, 333-130277

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 4, 2006, except for the effects of discontinued operations, as discussed in Note 15, which is as of September 14, 2006, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

McLean, Virginia

September 14, 2006